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As filed with the Securities and Exchange Commission on April 2, 2003

Registration No. 333-49079

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATSON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	95-3872914 (I.R.S. Employer Identification Number)
311 Bonnie Circle Corona, California 92880-2882 (909) 493-5300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

David A. Buchen
Senior Vice President, General Counsel and Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880-2882
(909) 493-5300
(Name, Address, Including ZIP code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to: Charles K. Ruck Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235

Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        On April 1, 1998, Watson Pharmaceuticals, Inc. ("Watson") filed a registration statement on Form S-3 (No. 333-49079), as amended by Pre-Effective Amendment No. 1 filed April 30, 1998 (collectively, the "Registration Statement"), to register $300,000,000 in aggregate initial offering price of Watson's debt securities, preferred stock and common stock to be offered from time to time. Watson has offered and sold $150,000,000 in aggregate initial offering price of debt securities.

        Watson does not intend to offer any additional debt securities, preferred stock and common stock under the Registration Statement and, therefore, is filing this Post-Effective Amendment No. 1 to deregister the remaining unsold $150,000,000 aggregate amount of debt securities, preferred stock and common stock covered by the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Corona, state of California, on April 2, 2003.

WATSON PHARMACEUTICALS, INC., a Nevada corporation
By:	/s/ DAVID A. BUCHEN David A. Buchen Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALLEN CHAO Allen Chao, Ph.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	April 2, 2003
/s/ R. TODD JOYCE R. Todd Joyce	Vice President—Corporate Controller and Treasurer (Principal Accounting Officer and Principal Financial Officer)	April 2, 2003
/s/ MICHAEL J. FEDIDA Michael J. Fedida	Director	April 2, 2003
/s/ MICHEL J. FELDMAN Michel J. Feldman	Director	April 2, 2003
/s/ ALBERT F. HUMMEL Albert F. Hummel	Director	April 2, 2003
/s/ JACK MICHELSON Jack Michelson	Director	April 2, 2003
/s/ RONALD R. TAYLOR Ronald R. Taylor	Director	April 2, 2003
/s/ ANDREW L. TURNER Andrew L. Turner	Director	April 2, 2003
/s/ FRED G. WEISS Fred G. Weiss	Director	April 2, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES